EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence J. Mosner, Douglas J. Treff and Anthony C. Scarfone, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of an aggregate of 5,500,000 shares of Common Stock of Deluxe Corporation pursuant to the Deluxe Corporation 2000 Stock Incentive Plan, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 22, 2002

Signature	Title

/s/ Lawrence J. Mosner Lawrence J. Mosner	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ Douglas J. Treff Douglas J. Treff	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

Ronald E. Eilers	Director

/s/ Daniel D. Granger Daniel D. Granger	Director

/s/ Barbara B. Grogan Barbara B. Grogan	Director

/s/ Charles A. Haggerty Charles A. Haggerty	Director

/s/ Donald R. Hollis Donald R. Hollis	Director

/s/ Cheryl Mayberry McKissack Cheryl Mayberry McKissack	Director

/s/ Stephen P. Nachtsheim Stephen P. Nachtsheim	Director

/s/ Martyn R. Redgrave Martyn R. Redgrave	Director

/s/ Robert C. Salipante Robert C. Salipante	Director